UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Nextest Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEXTEST SYSTEMS CORPORATION

875 Embedded Way

San Jose, CA 95138

Notice Of Annual Meeting Of Stockholders

To Be Held November 14, 2007

The Annual Meeting of Stockholders of Nextest Systems Corporation (the “Company”) will be held on November 14, 2007 at 1:00 p.m. local time at the Company’s headquarters located at 875 Embedded Way, San Jose, CA 95138. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect six directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2008.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on September 28, 2007 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s headquarters for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Robin Adler

Chairman and Chief Executive Officer

San Jose, California

October 17, 2007

YOUR VOTE IS IMPORTANT!

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL, USING THE RETURN ENVELOPE PROVIDED. PLEASE SEE THE INSTRUCTIONS ON THE PROXY AND VOTING INSTRUCTION CARD. SUBMITTING A PROXY OR VOTING INSTRUCTIONS WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

Nextest Systems Corporation

875 Embedded Way

San Jose, CA 95138

408-960-2400

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

Nextest Systems Corporation (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on November 14, 2007, at 1:00 p.m. local time, at the Company’s headquarters located at 875 Embedded Way, San Jose, CA 95138, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to stockholders on or about October 17, 2007.

Only holders of the Company’s common stock as of the close of business on September 28, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 17,916,331 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement, and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2008. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

There are four different ways to vote your shares:

By Internet: You may submit a proxy or voting instructions over the Internet by following the instructions at www.investorvote.com

By Telephone: You may submit a proxy or voting instructions by calling 1-800-652-VOTE (8683) and following the instructions.

By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 875 Embedded Way, San Jose, CA 95138 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

The name, age and year in which each person became a member of the Board of Directors of the Company is set forth below:

Name	Age	Position	Director Since
Robin Adler	59	Chief Executive Officer and Chairman of the Board	1997
Juan A. Benitez (1)(2)	58	Director	2000
Richard L. Dissly (1)(2)	63	Director	1998
Howard D. Marshall	58	Vice President of Operations and Director	1997
Stephen Newberry (1)(2)(3)	54	Director	2000
Eugene R. White (1)(2)(3)	76	Director	2001

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

At the Annual Meeting, the stockholders will vote on the election of Robin Adler, Juan A. Benitez, Richard L. Dissly, Howard D. Marshall, Stephen G. Newberry and Eugene R. White to serve as directors of the Company. All directors will hold office until the 2008 annual meeting of stockholders.

EXECUTIVE OFFICERS

The other executive officers of the Company and their ages and position with the Company are as follows:

Name	Age	Position
Paul M. Barics	44	Vice President of Finance and Corporate Controller
Craig Z. Foster	55	Vice President of Engineering
James P. Moniz	50	Chief Financial Officer, Treasurer and Assistant Secretary
Tim F. Moriarty	46	President

Paul M. Barics has served as our Vice President Finance, Corporate Controller and principal accounting officer since October 2006. From March 2006 until July 2006 Mr. Barics served as Vice President Finance and Corporate Controller for Infinera Corporation, a communication equipment manufacturer. From July 2004 until February 2006 Mr. Barics served in various management roles with JDSU, a broadband and optics hardware manufacturer, including Vice President and Corporate Controller. From 1999 to 2004, Mr. Barics served in various management roles with Agilent Technologies, a global diversified technology company, including Director of Finance for Networking Semiconductor Products. Mr. Barics holds a B.S. degree in Accounting from Santa Clara University.

Craig Z. Foster has served as our Vice President of Engineering since October 1998, after joining Nextest in December 1997 as an engineer. Since January 1983, he held various positions at Megatest, including Vice President of Customer Support, Vice President of Marketing and Vice President of Corporate Development. He holds a B.S. degree in electrical engineering from the University of New Mexico and a M.S. in electrical engineering from the University of Illinois.

James P. Moniz has served as our Chief Financial Officer and Treasurer and Assistant Secretary since October 2000. Before joining Nextest and starting in June of 1998, Jim was Vice President and Chief Financial Officer of Millennia Vision Corporation. From October 1996 until May 1998, he served as Vice President of Finance for Fairchild Imaging Systems and from November 1991 until October 1996 as Vice President of Finance and Administration and later as President of Rolm Computers. He has an MBA and two B.S. degrees, one in accounting and one in marketing from San Jose State University.

Tim F. Moriarty became our President in March of 2007. He served as our Vice President of Sales and Marketing since July 1997. Prior to joining Nextest, he was a Vice President of Sales and Marketing at Teradyne, Inc. from December 1995 until February 1997, and in various positions at Megatest Corporation, including Vice President of Sales and Marketing from February 1985 until its sale to Teradyne, Inc. in December 1995.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Robin Adler has served as Chief Executive Officer and Chairman of the Board since co-founding the Company in November 1997 with Howard Marshall. In August 1992, he co-founded and became President of Sytest Systems Corporation, an automated test equipment (ATE) manufacturing company. Prior to his involvement with Sytest, from June 1978 he was Vice President of marketing and later a general manager of the logic and memory division of Megatest Corporation. He holds a B.S. degree in engineering from the California Institute of Technology.

Juan A. Benitez has served as a director since October 2000. He is a consultant to technology companies providing counsel to boards of directors and management on organizational and corporate strategies. He served as President and Chief Executive Officer of Enterprise Development International, a non-profit economic development organization supporting microenterprise development programs with business training, technical support and capital procurement from March 1998 until August 2006, and currently serves on its board of directors. Mr. Benitez was President, Chief Executive Officer and a director of Paradigm Technology, Inc., a semiconductor company, from August 1992 to January 1993. In 1989, Mr. Benitez was appointed by the Bush administration to the post of the United States Department of Commerce Deputy Assistant Commerce Secretary, and then served as Deputy Commerce Undersecretary until September 1990. Previously, Mr. Benitez joined the founding team of Micron Technology, Inc. and held various executive positions including serving as President, Chief Operating Officer and director.

Richard L. Dissly has served as a director since November 1997. Mr. Dissly is currently retired. He was previously Chief Financial Officer of Photon Dynamics, Inc., a provider of yield management solutions to the flat panel display industry, from November 1998 until May 2003. He has more than 20 years of experience in establishing profitable business models and systems with several rapidly growing international electronics companies. Prior to Photon Dynamics, Mr. Dissly was Chief Financial Officer of Semaphore Communications, a network equipment provider, from January 1997 until October 1998 and Chief Financial Officer of CrossCheck Technology, an electronics design automation company, from July 1992 until December 1996. Prior to that, Mr. Dissly was Chief Financial Officer for Award Software and Megatest Corporation. Mr. Dissly has an MBA degree from Santa Clara University and is a licensed CPA.

Howard D. Marshall has served as Vice President of Operations and a director since co-founding the Company in November 1997 with Robin Adler. In August 1992, he co-founded Sytest Systems with Robin Adler. Prior to that, he founded Megatest in June 1975 and became its Vice President of Manufacturing in October 1983. He holds a B.S. degree in engineering from the California Institute of Technology.

Stephen G. Newberry has served as a director since October 2000. He is the President and Chief Executive Officer of Lam Research Corporation, a provider of semiconductor processing equipment. He joined Lam in August 1997 as Executive Vice President and Chief Operating Officer and was promoted to President in July 1998 and to CEO in June 2005. Prior to joining Lam, Mr. Newberry was employed by Applied Materials, Inc. for 17 years, a supplier of products and services to the global semiconductor industry, most recently as Group Vice President of Global Operations and Planning. He currently is a member of the Board of Directors for SEMI, the industry’s trade association, and Lam Research Corporation.

Eugene R. White has served as a director since December 2001. Mr. White is currently retired. He was President and Chief Executive Officer of Amdahl Corporation, a public electronics computer company, from August 1974 until April 1979, Vice Chairman from May 1979 to April 1986 and director from May 1986 until April 1992. From December 1970 until February 1974, Mr. White was a Vice President of the commercial equipment business group at Fairchild Camera and Instrument. Prior to that, he was a Vice President of computer systems at Honeywell from January 1970 until November 1970 after its acquisition of General Electric’s computer business in December 1969. Mr. White held several managerial positions at General Electric from November 1958 until November 1969. Mr. White is also a Needham & Company, Inc. Board member.

There are no family relationships among any of the Company’s directors or executive officers.

CORPORATE GOVERNANCE

The Company’s Board of Directors met seven times and action was taken via unanimous written consent twice during fiscal 2007. The audit committee met five times, the compensation committee met six times and action was taken via unanimous written consent once and the corporate governance/nominating committee met once during fiscal 2007. During fiscal 2007, each member of the Board attended at least 75% of the aggregate of all Board meetings and meetings of committees of which he is a member.

Board Independence

The Board of Directors has determined that Juan A. Benitez, Richard L. Dissly, Stephen G. Newberry and Eugene R. White are “independent” under the rules of the Nasdaq Stock Market. The Board of Directors has also determined that each of the members of each committee of the Board of Directors meets the independence requirements applicable to such committee under the Nasdaq Stock Market and SEC rules and regulations.

Board Committees

The Board of Directors has standing audit, compensation and nominating/corporate governance committees.

Audit Committee. The audit committee currently consists of Richard L. Dissly (chairman), Juan A. Benitez. Stephen G. Newberry and Eugene R. White. The Board has determined that all members of the audit committee are independent directors and meet the eligibility standards for Audit Committee Service under the rules of the Nasdaq Stock Market. The Board has determined that Richard L. Dissly qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company, audits of its financial statements and internal control over financial reporting. The responsibilities of the audit committee include appointing and approving the compensation of the independent registered public accounting firm to conduct the annual audit of the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm.

Compensation Committee. The compensation committee currently consists of Juan A. Benitez (chairman), Richard L. Dissly, Stephen G. Newberry and Eugene R White. The Board has determined that all members of the compensation committee are independent directors under the rules of the Nasdaq Stock Market. The compensation committee is in charge of executive compensation and oversees incentive, equity-based and other compensatory plans in which our executive officers, key employees of the Company and its subsidiaries participate.

The compensation committee periodically reviews compensation policies and practices applicable to executive officers. The committee also reviews and approves corporate goals and objectives relevant to officer compensation, evaluates the performance of officers in light of theses goals and objectives, and based on these evaluations, determines the Chief Executive Officer’s compensation and other officers’ compensation.

Nominating/Corporate Governance Committee. The nominating/corporate governance committee currently consists of Eugene R. White (chairman) and Stephen G. Newberry, each of whom the Board has determined is an independent director under the rules of the Nasdaq Stock Market. The nominating committee’s responsibilities include selecting nominees for election as directors of the Company, evaluating the Board’s performance, developing and recommending to the Board corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct.

Charters for the Company’s Audit, Compensation and Nominating Committees are posted on the Company’s website at: www.nextest.com.

DIRECTOR NOMINATIONS

Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the nominating/corporate governance committee (the “nominating committee”) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees. The nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2008 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The nominating committee believes the company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the nominating committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the nominating committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the nominating committee deems appropriate, a third-party search firm. The nominating committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the nominating committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the nominating committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2007 Annual Meeting. Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with our Directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the audit committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures provided in our Code of Ethics document posted on our website at www.nextest.com.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. Four of our directors attended the 2006 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists, or in the past fiscal year has existed, between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its chief executive officer, chief financial officer and controller. This code of ethics is included under Part III, Item 10 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Common Stock as of August 10, 2007 or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
5% or greater Stockholders
Royce & Associates, LLC (3)	1,824,300	10.2%
Needham Investment Management L.L.C. (4)	1,200,000	6.7%
T. Rowe Price Associates, Inc. (5)	1,175,000	6.6%
Trivium Capital Management, LLC (6)	1,150,000	6.4%
Magnetar Investment Management, L.L.C. (7)	981,930	5.5%
Directors and Executive Officers
Robin Adler (8)	2,418,007	13.5%
Howard D. Marshall (9)	2,129,493	11.9%
Tim F. Moriarty (10)	458,000	2.6%
Craig Z. Foster (11)	340,000	1.9%
James P. Moniz (12)	118,365	*
Richard L. Dissly (13)	75,750	*
Juan A. Benitez (14)	48,495	*
Stephen G. Newberry (15)	43,495	*
Eugene R. White (16)	5,375	*
Paul M. Barics (17)	4,000	*

All Directors and Officers as a Group (10 persons)	5,640,980	31.5%

*	Less than 1%.
(1)	Unless otherwise indicated below, the address of each of the named individuals is c/o Nextest Systems Corporation, 875 Embedded Way, San Jose, CA 95138.
(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after August 10, 2007. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned on this table are subject to pledge.

(3)

Based on the filing with the SEC on August 2nd, 2007 indicating beneficial ownership as of July 31, 2007. The business address for Royce & Associates, LLC is 1414 Avenue of Americas, New York, NY 10019.

(4)	These shares are held by the following funds: 924,125 shares are held by Needham Capital Partners III, L.P., 97,625 shares are held by Needham Capital Partners IIIA, L.P., 178,250 shares are held by Needham Capital Partners III (Bermuda), L.P. and the address for each is 445 Park Avenue, New York, New York, 10022. Needham Capital Management, LLC (“NCM”) is the general partner of Needham Capital Partners III, L.P. and Needham Capital Partners IIIA, L.P. Needham Capital Management (Bermuda), LLC (“NCMB”) is the general partner of Needham Capital Partners III (Bermuda), L.P. As managing members of NCM and NCMB, George A. Needham, Thomas P. Shanahan and John J. Prior, Jr. may be deemed to beneficially own the shares controlled by Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P. and Needham Capital Partners III (Bermuda), L.P. Messrs. Needham, Shanahan and Prior, Jr. disclaim beneficial ownership of the shares controlled by Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P. and Needham Capital Partners III (Bermuda), L.P.
(5)

Based on the filing with the SEC on February 14th, 2007, indicating beneficial ownership as of December 2006. The address of the principal business office of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)

Based on the filing with the SEC on June 29, 2007, indicating beneficial ownership as of June 21, 2007. The business address of the principal business office of Trivium Capital Management, LLC is 600 Lexington Avenue, 23rd Floor, New York, NY, 10022.

(7)

Based on the filing with the SEC on February 14th, 2007. As of February 5, 2007, each of Magnetar Capital Partners, Supernova Management and Mr. Litowitz may be deemed to be the beneficial owner of 981,930 Shares. This amount consists of: (A) 614,842 Shares held for the account of Magnetar Capital Master Fund; (B) 1,723 Shares held for the account of Magnetar SGR Fund Ltd; (C) 34,627 Shares held for the account of Magnetar SGR Fund LP and (D) 330,738 Shares held for the account of the Managed Accounts. The address of the principal business office of each of Magnetar Capital Partners, Supernova Management, and Mr. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(8)	Includes 20,000 shares owned by minor children and 80,000 shares that Mr. Adler has the right to acquire within 60 days through exercise of options.
(9)	Includes 80,000 shares that Mr. Marshall has the right to acquire within 60 days through exercise of options.
(10)	Includes 10,000 restricted shares that will vest within 60 days and 185,000 shares that Mr. Moriarty has the right to acquire within 60 days through exercise of options.
(11)	Includes 70,000 shares that Mr. Foster has the right to acquire within 60 days through exercise of options.
(12)	Includes 14,000 restricted shares that will vest within 60 days and 61,000 shares that Mr. Moniz has the right to acquire within 60 days through exercise of options.
(13)	Includes 5,750 shares that Mr. Dissly has the right to acquire within 60 days through exercise of options.
(14)	Includes 26,250 shares that Mr. Benitez has the right to acquire within 60 days through exercise of options.
(15)	Includes 26,250 shares that Mr. Newberry has the right to acquire within 60 days through exercise of options.
(16)	Includes 5,375 shares that Mr. White has the right to acquire within 60 days through exercise of options.
(17)	Includes 4,000 restricted shares that will vest within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company recognizes that transactions between the Company and any of its directors, officers and significant stockholders or other related parties can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company reviews related party transactions on an ongoing basis and utilizes the Audit Committee to review and if appropriate approve or ratify, any such transactions in which the Company is or will be a participant in potential conflicts of interest situations where appropriate. The Company’s policy is to conduct transactions with its affiliates on terms equivalent to those provided to non affiliates on an arms-length basis.

We have entered into various compensation arrangements with some of our executive officers, which are discussed under “Potential Payments Upon Termination or Change-in-Control.”

Our bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2007, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Overview of Compensation Program

The compensation committee has responsibility for implementing our executive compensation philosophy and ensuring that the total compensation paid to our named executive officers (“NEOs”) is competitive so as to permit us to attract, motivate, and retain highly qualified executives and to align our executives’ interests with those of our stockholders. In general, the types of compensation and benefits provided to our NEOs are equivalent to those provided to most other employees, and include salary, awards in cash, restricted stock units (“RSUs”), unvested restricted shares, stock options, and other benefits as described below.

Executive Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

•	attract, motivate, and retain highly qualified executives;

•

align management and stockholder interests by tying a large percentage of executives’ compensation, in the form of cash incentives and long-term equity incentives, to the financial performance of the company;

•

motivate executives to attain both individual and company financial goals that are established by management and the board of directors by tying annual management bonus incentives to the achievement of those goals; and

•	compensate our executives at levels competitive with peer companies.

Various elements of our executive compensation program are tailored to accomplish specific objectives, including the following:

•	Base salary and benefits are set at a level designed to be competitive with those of our peers in order to allow us to attract and retain highly qualified employees.

•

Annual bonuses are designed to focus executives’ efforts on achievement of goals within their areas of responsibility. Additionally, the bonus plan is designed to align executives’ and stockholders’ interests by making a portion of payouts under the plan contingent on revenue growth as well as profitability.

•

Equity incentives, including stock options, restricted stock units and unvested restricted shares encourage executives to work towards our long-term success by growing earnings per share, thereby increasing our stock price over the long term.

Executive Compensation Process

On an annual basis, the compensation committee (1) evaluates and establishes the compensation of the CEO in consultation with the independent members of the board of directors, (2) evaluates and determines the compensation of other executive officers, and (3) annually leads the board of directors in a discussion of the performance of the CEO. The performance objectives established for the CEO are based on targeted revenue and earnings.

At the start of the fiscal year, in making compensation decisions for executive officers other than the CEO, the Committee considers recommendations for each officer made by the CEO. Cash compensation consists of base salary and a target bonus. The bonus amount is based partly upon attainment of corporate financial objectives and partly upon the achievement of individual objectives established for each executive officer. The breakdown of bonus into corporate financial objectives and individual objectives is different for each executive officer. Individual objectives vary role by role. For example, the performance objectives for Vice President of Engineering will include product development goals, while the objectives for Vice President of Operations are tied to manufacturing efficiency. The CEO’s recommendations are also based on a review of the compensation paid to executives in similar positions at peer companies. The list of peer companies used for compensation decisions is discussed below.

After the end of the fiscal year, the CEO reviews the contribution and performance of each executive officer against the individual objectives established for each executive officer and reviewed with the board of directors at the start of the fiscal year. The CEO then recommends the final compensation for each executive officer to the Compensation Committee. Generally objectives will be determined to either have been met or not, as the case may be, and weighing factors established at the start of the fiscal year are applied to determine the extent to which each executive officer has accomplished his individual objectives. At the discretion of the CEO, credit for partial completion of objectives may be given.

Compensation Consultant

The Company engaged Compensia as its compensation consultant. Compensia assists companies in designing policies and procedures for making executive compensation decisions.

Compensation Peer Group and Benchmarking

The Company and the Compensation Committee of the company make use of benchmarking for executive compensation programs and benefits. This benchmarking is designed to ensure that compensation is adequate to attract and retain executive officers. In general, the Company benchmarks its compensation against that of other high quality, similarly-sized electronics firms primarily associated with the semiconductor capital equipment industry. The primary benchmark group includes: Amtech Systems Inc., AXT Inc., Cascade Microtech Inc., Eagle test Systems, FormFactor Inc., LTX Corporation, Mattson Technology Inc., Nanometrics Incorporated, Photon Dynamics, Inc., Rudolph Technologies, Inc., Semitool Inc., Staktek Holdings, Inc., Symyx Technologies,

Tegal Corporation, Tessera Technologies, Ultra Clean Holdings, Inc., and Ultratech, Inc. The Company used Compensia in developing the benchmark comparisons of the peer companies.

Components of Compensation

The components of compensation include; 1) base salary, 2) bonus plan, 3) equity compensation, and 4) other benefits. As an individual’s level of responsibility and compensation increase, the percentage of total compensation represented by the bonus plan increases; the CEO’s percentage of variable compensation is the highest. Additionally, the majority of executives’ total compensation historically has been provided in the form of long-term incentive compensation (i.e., equity grants) because the compensation committee believes that this is the most effective way to align executives’ interests with those of our stockholders.

Cash Compensation

Cash compensation for our executive officers consists of a fixed base salary and a bonus plan. Base salaries for our executive officers are established by considering the scope of their responsibilities, performance and accomplishments, while taking into account competitive market compensation paid by other companies for similar positions in the semiconductor and related industries. The compensation committee reviews base salaries on an annual basis as part of our performance and compensation review process.

In addition to base salaries, the compensation committee reviews and approves the bonus award to our executive officers. The bonus plan is based on our financial performance and the individual executive’s performance against individual objectives. These objectives are established by CEO and reviewed by the Compensation Committee at the start of each fiscal year. In order to implement our philosophy that executives be rewarded for achieving positive financial results and other strategic goals, the Compensation Committee has designed the bonus plan to significantly affect the total compensation of our executive officers depending on our success in meeting the financial and strategic goals. Under the bonus plan, each executive has a target and a maximum payout that may be earned. Target bonus is comprised of two portions: the first dependent on corporate objectives for revenues and profit, the second dependent on individual objectives established for each executive officer. Target bonus for each executive officer is the sum of the target bonus dependent on corporate objectives plus the target dependent on individual objectives. Payouts under the Bonus Plan may be zero depending on our performance against the corporate objectives and the executive’s performance against individual objectives. The Company believes that the bonus targets are ambitious but achievable.

In fiscal 2007, the company paid executive officers the cash bonus that they had earned during fiscal 2006 for the service rendered to the Company during fiscal 2006: Mr. Adler was paid $330,900 under the bonus plan, Mr. Moniz. $220,600, Mr. Moriarty $55,150, Mr. Marshall $275,750 and Mr. Foster was paid $275,750 for services rendered to the Company during fiscal 2006.

Mr. Moriarty was promoted to President from Vice President of Sales & Marketing in March 2007. Following Mr. Moriarty’s promotion, the original fiscal year 2007 bonus plan and sales commission plan for Mr. Moriarty was eliminated and replaced with a revised bonus plan. The revised bonus plan provides Mr. Moriarty with a target bonus of $200,000 with a guaranteed minimum bonus of $67,000. The guaranteed minimum bonus was to replace the compensation originally due him under his prior Executive Bonus and Sales Commission Plan.

Equity Compensation

The compensation committee believes that equity-based compensation in the form of stock options, RSUs and unvested restricted shares aligns the interests of executives with the long-term interests of the Company’s stockholders by encouraging executive officers to acquire a proprietary interest in the Company. The compensation committee further believes that the use of vesting periods encourages retention of executive officers, and accordingly equity grants to executive officers generally vest over time. Equity is granted to executive officers on a discretionary basis, at varying times and in varying amounts. Where stock options are used, the exercise price is equal to the market price of the Company’s common stock at the time of grant. The size and the timing of each equity grants are based on a number of factors, including the Company’s achievement of specific milestones, the individual’s level of responsibility, the amount, exercise price and term of options already held by the individual, the individual’s contributions to the achievement of the Company’s financial and strategic objectives, and industry practices and norms.

In March 2006, our Board of Directors and the stockholders approved the 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan replaced the 1998 Equity Incentive Plan (the “1998 Plan”) before its expiration and is now the Company’s only plan for providing stock-based incentive compensation (“awards”) to eligible employees and non-employee directors. Awards granted under the 2006 Plan to-date consist of stock options, restricted stock units, and unvested restricted shares. Awards granted under the 2006 Plan generally vest over five years and have a maximum contractual term of ten years.

In March 2007, in connection with the promotion to President, Mr. Moriarty received a stock option grant of 250,000 shares with the exercise price of $12.46 and 50,000 shares of RSUs.

The stock options and awards grated in fiscal 2007 to our Named Executive Officers are listed in the “Grants of Plan-Based Awards” table below. A summary of all options held by our Named Executive Officers as of the end of fiscal 2007 are listed in the “Outstanding Equity Awards at Fiscal Year-End” table below.

Our Named Executive Officers, along with directors and other key employees, are subject to the Company’s Insider Trading Compliance Program, which prohibits insiders’ trading in the Company’s stock during the period beginning with the sixteenth day of the last month of each quarter and ending at the close of the second full trading day after disclosure of the quarter’s financial results.

Other Benefits

In order to attract and retain highly qualified employees, the Company’s benefit programs are designed to be competitive in each country in which it operates. All U.S. employees, including the Chief Executive Officer and executive officers, participate in the same healthcare, life and disability insurance, and other benefit programs.

CEO Compensation

Mr. Adler is our Chairman of the Board and CEO. In determining Mr. Adler’s compensation for fiscal 2007, the compensation committee reviewed compensation data of the peer companies described above. Based upon this review of the compensation for the CEOs of peer companies, in August 2006, the compensation committee recommended to the independent members of the board of directors that Mr. Adler’s salary should be increased by 12% for fiscal 2007.

Mr. Adler was entitled to earn a target bonus of $52,500 that could go as high as $118,125 in fiscal 2007. The entire cash bonus for Mr. Adler’s was tied to the Company’s financial performance. In fiscal 2007, the Company did not meet the financial objectives and therefore, Mr. Adler did not earn any bonus.

We grant equity awards to our CEO based primarily on the compensation committee’s evaluation of the CEO’s ability to influence our long-term growth and profitability. The compensation committee determines the size of the grant based principally on an estimate of the equity incentive value of the CEO’s unvested options, as well as benchmarking against peer companies. During fiscal 2007, Mr. Adler was granted an award of 80,000 restricted stock units.

Other Compensation Considerations

Accounting for Stock-Based Compensation

Since we became a public company in March 2006, we have been accounting for stock-based awards made to all employees and non-employee directors, including stock options, RSUs, and unvested restricted shares pursuant to our equity compensation plans, in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment.”

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to the Company by the Chief Executive Officer (the “CEO”), the Chief Financial Officer (the “CFO”) and the Company’s next three most highly compensated executive officers for fiscal year 2007. Collectively, these are the “Named Executive Officers.”

Name and Principal Position	Year	Salary		Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (Bonus Plan)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robin Adler, Chief Executive Officer	2007	$260,755		$81,019	$26,152	—	—	—	$367,926
James P. Moniz, Chief Financial Officer	2007	$235,610		$70,892	$67,949	$25,000	—	—	$399,451
Tim F. Moriarty, President	2007	$389,762	(2)	$44,171	$170,687	$67,000	—	—	$671,620
Howard D. Marshall, Vice President of Operations	2007	$233,063		$56,713	$26,152	$25,875	—	—	$341,803
Craig Z. Foster, Vice President of Engineering	2007	$233,063		$56,713	$21,102	$43,125	—	—	$354,003

(1)	The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, RSUs, and unvested restricted shares granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Note 5 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on September 7, 2007.
(2)	Mr. Moriarty earned a commission of $120,395 while he served as the Vice President of Sales & Marketing. Mr. Moriarty was promoted to President in March 2007.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards and estimated future payouts under non-equity incentive plan awards made to our Named Executive Officers during fiscal 2007:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Bonus Plan) (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)
Robin Adler	01/30/2007	—	$52,500	$118,125	80,000	—	—	$889,600
James P. Moniz	01/30/2007	—	$75,000	$168,750	70,000	—	—	$778,400
Tim F. Moriarty	03/07/2007	$67,000	$200,000	N/A	50,000	—	—	$623,000
	03/07/2007	—				250,000	$12.46	$2,051,375
Howard D. Marshall	01/30/2007	—	$58,650	$131,963	56,000	—	—	$622,720
Craig Z. Foster	01/30/2007	—	$86,250	$194,063	56,000	—	—	$622,720

(1)	The amounts shown in this column reflects the threshold, target and maximum payment amounts that Named Executive Officers may receive under the bonus plan, depending on performance against the corporate and individual objectives described in further detail in the Compensation Discussion and Analysis section under Components of Compensation–Cash Compensation. The amounts range from zero to a cap based on a certain multiple of the target bonus amount.
(2)	The exercise price for each stock option shown here is the fair market value (i.e., the closing price) of our common stock on the date of grant, as reported on NASDAQ.
(3)	Represents the full grant date fair value of each stock option grant and/or RSU award, as applicable, computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers at the end of fiscal 2007:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robin Adler	60,000	(2)	20,000	(2)	—	$1.10	—	80,000	(3)	$1,093,600	—	—
James P. Moniz	—		16,000	(4)	—	$1.00	—	70,000	(5)	$956,900	—	—
	—		20,000	(6)	—	$2.00	—	—		—	—	—
	45,000	(7)	—		—	$5.88	—	—		—	—	—
Tim F. Moriarty	100,000	(8)	—		—	$0.02	—	50,000	(5)	$683,500	—	—
	17,500	(9)	—		—	$1.00	—	—		—	—	—
	—		17,500	(4)	—	$1.00	—	—		—	—	—
	—		250,000	(10)	—	$12.46	—	—		—	—	—
Howard D. Marshall	60,000	(2)	20,000	(2)	—	$1.10	—	56,000	(3)	$765,520	—	—
Craig Z. Foster	52,500	(9)	—		—	$1.00	—	56,000	(3)	$765,520	—	—
	—		17,500	(4)	—	$1.00	—	—		—	—	—

(1)	Amounts reflecting the market value of RSUs are based on the price of $13.67 per share, which was the closing price of our common stock as reported on NASDAQ on June 29, 2007.
(2)	These options will expire on October 22, 2008.
(3)	These RSUs vest at a rate of twenty-five percent over four years starting on August 15, 2008.
(4)	These options will expire on October 22, 2013.
(5)	These RSUs vest at a rate of twenty percent over five years starting on August 15, 2007.
(6)	These options will expire on March 23, 2014.
(7)	These options will expire on September 21, 2015.
(8)	These options will expire on January 15, 2010.
(9)	These options will expire on October 17, 2012.
(10)	These options will expire on March 7, 2017.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our Named Executive Officers during fiscal 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James P. Moniz	47,500	$491,554	—	—

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or retirement plan sponsored by us during the year ended June 30, 2007.

Nonqualifed Deferred Compensation

During the year ended June 30, 2007, our named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Director Compensation

Our non-employee directors receive a cash director fee for their services as members of the board in the amount of $30,000 per year. In addition, the audit committee chairman receives a cash fee of $10,000 per year, the compensation committee chairman receives a cash fee of $5,000 per year, and the nominating and corporate governance committee chairman receives a cash fee of $2,000 per year for their duties as chairman. Non-employee directors are also entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings. In October 2006, we granted each of our non-employee directors a stock option to purchase 5,000 shares at an exercise price of $12.64 per share that will be fully exercisable on October 24, 2007. Our 2006 Equity Incentive Plan provides that each non-employee director who is elected or appointed to the board for the first time will be granted an option to purchase 10,000 shares vesting in four equal annual installments and at an exercise price equal to the fair market value of the stock on the date of grant, and that commencing with the annual meeting of the stockholders held in 2006, each non-employee director will receive an annual grant of an option to purchase 5,000 shares vesting on the first anniversary of the date of grant.

The following table summarizes director compensation during the fiscal year:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Juan A. Benitez (2)	$35,000	—	$32,734	—	—	—	$67,734
Richard Dissly (3)	$40,000	—	$32,734	—	—	—	$72,734
Stephen G. Newberry (4)	$30,000	—	$32,734	—	—	—	$62,734
Eugene R. White (5)	$32,000	—	$32,734	—	—	—	$64,734

(1)	Value based on the dollar amount of stock option expense recognized for financial statement reporting purposes pursuant to Statement of Financial Standards (SFAS) No. 123R during fiscal 2007 for stock options granted to such non-employee director in fiscal 2007 and in prior years. For more information, see Note 5 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on September 7, 2007.
(2)	At fiscal year end, Mr. Benitez had 32,000 aggregate number of option awards outstanding of which 25,875 shares were exercisable. The grant date fair value of stock options granted to Mr. Benitez in fiscal 2007 was $39,735.
(3)	At fiscal year end, Mr. Dissly had 11,500 aggregate number of option awards outstanding of which 5,375 shares were exercisable. The grant date fair value of stock options granted to Mr. Dissly in fiscal 2007 was $39,735.

(4)	At fiscal year end, Mr. Newberry had 32,000 aggregate number of option awards outstanding of which 25,875 shares were exercisable. The grant date fair value of stock options granted to Mr. Newberry in fiscal 2007 was $39,735.
(5)	At fiscal year end, Mr. White had 11,125 aggregate number of option awards outstanding of which 5,000 shares were exercisable. The grant date fair value of stock options granted to Mr. White in fiscal 2007 was $39,735.

Potential Payments Upon Termination or Change of Control Severance Agreement

In May 2007, the Company entered into Change of Control Severance Agreement with each of its Named Executive Officers, which provide, among other things, for potential payments upon change of control combined with involuntary termination.

Change of control means the occurrence of any following events: 1) the approval by stockholders of the Company of a merger or consolidation in which the Company is not a surviving entity 2) the approval by stockholders of the Company of a plan of complete liquidation, 3) any person becoming the beneficial owner of 50% or more of the total vesting power, 4) a change in the majority of the board of directors occurring within a 12 month period or 5) a change in the CEO of the Company.

Involuntary termination includes but is not limited to a significant reduction of the duties, position, responsibilities, the facilities and perquisites available to the executive and the imposition of a requirement for certain relocation without the executive’s express written consent.

If an executive’s employment with the Company terminates as a result of the involuntary termination at any time within 18 months after a change of control, the executive shall be entitled to the following severance benefits:

The sum of 12 months of the base salary as in effect as of the date of the termination and the target bonus in the year which includes the date of termination, less applicable withholding, payable in a lump sum within 30 days of the Involuntary Termination; all grants of equity under the Company’s various equity compensation plans prior to the change of control shall accelerate and become vested under the applicable agreement; The executive officer shall be permitted to exercise all vested stock options granted by the Company prior to the change of control for a period of two years following the termination date; and the same level of Company-paid health coverage on the day immediately preceding the termination date for a period of 12 months. Any unpaid base salary, accrued and unused vacation time and all expenses reasonably and necessarily incurred by the officers will be paid by the Company promptly upon termination and within the period of time mandated by law.

The severance payment will not be paid to the officers in the event that his/her employment is terminated (i) as a result of gross negligence or willful failure to perform his duties and responsibilities, (ii) as a result of commission of any fraud, embezzlement, dishonesty or any other willful misconduct, (iii) by unauthorized use of any Company’s or partners, proprietary information or trade secrets,(iv) by willful breach of any his obligation or (v) his conviction of a felony.

The following table presents information regarding change of control payment and benefits estimates. We prepared the table assuming that a change of control occurred and the employment of our officers named in the summary compensation table above was terminated without cause or by resignation of the officer for good reason on June 29, 2007, which was the last business day of our fiscal 2007. For purposes of valuing the accelerated vesting of unvested equity awards, we have used the “intrinsic value” of equity awards based on the closing share price of Nextest common stock as of June 29, 2007. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such officer’s separation from the Company.

Name	Robin Adler	James P. Moniz	Tim F. Moriarty	Howard D. Marshall	Craig Z. Foster
Base Salary ($)	$260,755	$235,610	$375,000	$233,063	$233,063
Non-equity Incentive Awards ($)	52,500	75,000	200,000	58,650	86,250
Stock options ($)(1)	1,005,600	786,670	2,110,950	1,005,600	886,900
Stock awards ($)(2)	1,093,600	956,900	683,500	765,520	765,520
Health benefit ($)(3)	19,982	19,982	19,982	13,628	6,218

Total ($)	$2,432,437	$2,074,162	$3,389,432	$2,076,461	$1,977,951

(1)	Reflects the aggregate market value of all outstanding grants to the officer, including unvested option grants which would be accelerated due to a change of control, by multiplying (i) the difference between $13.67 and the exercise price of the option, by (ii) the number of shares underlying options at June 29, 2007.
(2)	Reflects the aggregate market value of all restricted stock units including unvested restricted stock units which would be accelerated due to a change of control multiplying (i) the closing price of June 29, 2007, by (ii) the total number of shares underlying stock award.
(3)	Reflect the aggregate value of the same level of Company-paid health coverage for 12 months from the termination date.

REPORT OF THE COMPENSATION COMMITTEE

The purpose of the compensation committee under a written charter adopted by the Board is to assist the Board in the discharge of its responsibilities relating to executive and director compensation, and to oversee incentive, equity-based and other compensatory plans in which executive officers and key employees of the Company participate. The current members of the compensation committee are Juan A. Benitez (chairman), Richard L. Dissly, Stephen G. Newberry and Eugene R. White, each of whom is a “non-employee director” within the meaning of Section 16 of the Securities and Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. In performing its duties, the compensation committee reviews reports and recommendations presented by management. The Company’s compensation policy for executive officers is to offer a total compensation package that aligns compensation with business objectives and performance and enables the Company to attract, retain and reward executive officers, whose contributions are necessary for the long term success of the Company. As a result, compensation may consist of salary and bonus, which provide current incentives, and equity, which provide longer-term incentives.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting proxy statement on Schedule 14A.

THE COMPENSATION COMMITTEE

Juan A. Benitez

Richard L. Dissly

Stephen G. Newberry

Eugene R. White

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company, audits of its financial statements and the effectiveness of the Company’s internal control over financial reporting. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements and the effectiveness of the Company’s internal control over financial reporting based on audits conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended June 30, 2007 with the Company’s management and the independent registered public accounting firm;

•

discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•

reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the independent registered public accounting firm their independence, and concluded that the non-audit services performed by PricewaterhouseCoopers LLP are compatible with maintaining their independence; and

•

based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard L. Dissly

Juan A. Benitez

Stephen G. Newberry

Eugene R. White

Principal Accountant Fees and Services

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal 2006 and 2007.

	2006	2007
Audit Fees (1)	$570,000	$962,775
Audit-Related Fees	—	—
Tax Fees (2)	32,000	3,500
All other Fees (3)	631,000	—

Total	$1,233,000	$966,275

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, internal control over financial reporting, review of the Company’s quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.
(2)	For fiscal 2006, tax fees included tax compliance fees of $21,000, and tax advice and tax planning fees of $11,000. For fiscal 2007, tax fees included tax services rendered in connection with IRS refund and the interest computation.
(3)	All other Fees include fees incurred related to the filing of the Company’s initial public offering on Form S-1 on March 21, 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of six directors to serve as directors of the Company until a successor, if any, is elected or appointed, or until death, resignation or removal. The Board of Directors has unanimously nominated Robin Adler, Howard D. Marshall, Juan A. Benitez, Richard L. Dissly, Stephen G. Newberry and Eugene R. White for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than six nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of Robin Adler, Howard D. Marshall, Juan A. Benitez, Richard L. Dissly, Stephen G. Newberry and Eugene R. White.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Robin Adler, Howard D. Marshall, Juan A. Benitez, Richard L. Dissly, Stephen G. Newberry and Eugene R. White.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2008. PricewaterhouseCoopers LLP have been the Company’s independent registered public accounting firm since 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ‘Abstain” with respect to the independent registered public accounting firm ratification proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

The Board of Directors recommends a vote “for” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2008.

OTHER MATTERS

As of the time of the preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: 408-960-2600. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

FORM 10-K

The Company will mail without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 including the financial statements, schedules and a list of exhibits. Requests should be sent to Nextest Systems Corporation, 875 Embedded Way, San Jose, CA 95138.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not less 120 days, and not more than 150 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the 150 day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2008 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 875 Embedded Way, San Jose, CA 95138, on or before June 19, 2008. In addition, if the Company is not notified by September 2, 2008 of a proposal to be brought before the 2008 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors

Robin Adler

Chairman and Chief Executive Officer

San Jose, California

October 17, 2007

YOUR VOTE IS IMPORTANT!

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. PLEASE SEE THE INSTRUCTIONS ON THE PROXY AND VOTING INSTRUCTION CARD. SUBMITTING A PROXY OR VOTING INSTRUCTIONS WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

MR A SAMPLE

DESIGNATION (IF ANY)

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 14, 2007.

Vote by Internet

Log on to the Internet and go to

www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

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Annual Meeting Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

For Withhold For Withhold For Withhold

01—Robin Adler

04—Richard L. Dissly

02—Howard D. Marshall

05—Stephen G. Newberry

03—Juan A. Benitez

06—Eugene R. White

2. Proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 28, 2008.

For Against Abstain

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2008; and as said proxies deem advisable on such other matters as may come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Nextest Systems Corporation

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be Held November 14, 2007

The undersigned stockholder of Nextest Systems Corporation, a Delaware corporation, (the “Company”) hereby acknowledges receipt of the Notice ofAnnual Meeting of Stockholders and Proxy Statement, each dated October 17, 2007, and hereby appoints Robin Adler and James P. Moniz or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 14, 2007 at 1:00 p.m. local time at the Company’s headquarters located at 875 Embedded Way, San Jose, CA 95138, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

The Board recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed on the reverse side. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ON THE REVERSE SIDE. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.